Exhibit 99.1

Union Bank & Trust Completes Integration of Access National Bank

Changes Name to Atlantic Union Bank

Holding Company Completes Name and Stock Ticker Symbol Changes

Richmond, Va., May 20, 2019 – Atlantic Union Bank (formerly known as Union Bank & Trust) today announced it has successfully completed the integration of Access National Bank (“Access”) branches and operations into Atlantic Union Bank creating a unified regional bank across its footprint. In addition, Union Bankshares Corporation, the holding company for Atlantic Union Bank changed its name to Atlantic Union Bankshares Corporation (the “Company”) and its NASDAQ ticker symbol from UBSH to AUB.

“Following a detailed merger integration playbook to ensure a smooth transition, our teammates have worked diligently on the data conversion and systems integration of Access since the merger announcement last fall,” said John C. Asbury, President and CEO of Atlantic Union Bankshares Corporation. “Not only does this successful integration result in a unified bank presence across the mid-Atlantic region, but also helps us build on our commitment to provide the conveniences, services and products that are most important to our customers.”

REBRAND

Fueled by the bank’s recent acquisitions, Union Bank & Trust officially changed its name to Atlantic Union Bank. The name change brings consistency to customers throughout the Mid-Atlantic where the bank has become a growing provider of financial services.

“We are excited to officially launch our new brand with the same commitment to service and relentless focus on our customers throughout the Mid-Atlantic region,” said Atlantic Union Bank Chief Marketing Officer Duane Smith. “Now that we have unified our brand under a distinctive name and logo, customers can easily identify with their bank from Virginia, to Maryland and North Carolina.”

Additionally, Atlantic Union Bank is unifying and expanding its wealth management division. Atlantic Union Bank’s wealth management, brokerage, and former Middleburg Trust Company businesses are now operating under the Middleburg Financial brand, with products and services delivered to customers by Atlantic Union Bank and certain non-bank affiliates. The Middleburg Financial brand will retain the iconic Middleburg fox logo.

To find the nearest Atlantic Union Bank or to learn more, visit www.AtlanticUnionBank.com.

Holding Company Changes

Given the shareholder approval that was obtained on May 2, 2019, the holding company has changed its name to Atlantic Union Bankshares Corporation and now trades on Nasdaq under the ticker “AUB.” The CUSIP number for the Company’s common stock has changed to 04911A 107.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 153 branches, seven of which are operated as Xenith Bank, a division of Atlantic Union Bank, and approximately 200 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Middleburg Financial is a brand name used by Atlantic Union Bank and certain affiliates when providing trust, wealth management, private banking, investment advisory and brokerage products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., Dixon, Hubard, Feinour & Brown, Inc., and Middleburg Investment Services, LLC, which provide investment advisory and/or brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements also include statements about the Company’s name change, rebranding, integration and stock ticker change. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Bill Cimino, Vice President and Director of Investor Relations

Bill.Cimino@AtlanticUnionBank.com, 804.448.0937

Beth Shivak, Vice President and Director of Corporate Communications

Beth.Shivak@AtlanticUnionBank.com, 804.327.5746